Second Quarter 2003 Review Wellman, Inc. Investor Relations July 24, 2003

Forward-Looking Statement & Copyright Statements contained in this presentation that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as "believes," "expects," "anticipates," and similar expressions are intended to identify forward- looking statements. These statements are made as of the date hereof based upon current expectations and we undertake no obligation to update the information contained herein. These forward-looking statements involve certain risks and uncertainties, including but not limited to: demand and competition for PET resins and polyester fiber; the financial condition of our customers; availability and cost of raw materials; availability and cost of petrochemical feedstock necessary for the production process; the impact of a governmental investigation of pricing practices in the polyester staple fiber industry; availability of financing, changes in financial markets, interest rates, credit ratings, and foreign currency exchange rates; tax risk; U.S., European, Asian and global economic conditions; prices and volumes of imports; work stoppages; levels of production capacity and profitable operation of assets; changes in laws and regulations; prices of competing products; natural disasters and acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K/A for the year ended December 31, 2002. This presentation is copyrighted by Wellman. It cannot be reprinted, recorded or broadcast without Wellman's express permission.

1Q98 2Q98 3Q98 4Q98 1Q99 Fibers Group 100.1 91.794 88 75.5 74.285 Recycled Products Group 104.6 98.221 81.7 81 82.041 Packaging Products Group 58.4 71.253 64.7 67.4 62.565 Financial Update

Financial Results (in $ millions, except per share data) *Net of tax Unusual items include accelerated vesting of stock options of $0.8 and restructuring charges of $0.9 in the first half of 2003. In the second half of 2002 unusual items include a $2.6 increase in the allowance for uncollectible accounts and income from anti-dumping duties of $2.8.

Sales Review 1Q01 2Q01 1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 1H02 2H02 1H03 Fibers & Recycled Products 132.7 120.936 117.1 129.7 124.2 118.2 120.2 118.6 246.8 242.4 238.8 Packaging Products 135.6 141.4 122.9 138.3 133.1 130.5 166.5 166 261.2 263.6 332.5 Group Sales - 1H03 $MM PPG FRPG 2H03 332.5 238.8 508 571 506

Earnings from Continuing Operations Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

Debt Reduction From 1/1/00 - 6/30/03 Debt & Securitization Decreased by $254 Million Cash from Operations $137 Million Equity Investment $117 Million Reduction in Debt & Securitization $254 Million 12/31/99 12/31/00 12/31/01 12/31/02 6/30/03 Equity* 405 429 416 427 560 Debt 406 382 333 237 167 Securitizations 215 225 227 214 200 $ MM Significant Cash Flow and Debt Repayment

Recent Events Equity Investment $126 Million Preferred Stock 8.5% Accretion Expected Shareholder Vote 80% Voted 81% of Votes Were in Favor New Revolving Credit Facility Size: $275 Million Term: 3 Years Interest Rate: LIBOR Grid Based on Ratings Current All-in Pricing - LIBOR +250 basis points

Pro forma Effect of Private Equity Transaction (in $ Millions, Except Earnings per Share) Note: Pro forma accretion based on stated rate. Actual accretion will be based on fair market value. Pro forma interest savings based on a net equity increase of $117 and a 5% interest rate. Actual results will be different. Minimum Annual Accretion is $11.6 million or $.36 per share. Impact of accretion will be partially offset by reduced interest costs.

1Q98 2Q98 3Q98 4Q98 1Q99 Fibers Group 100.1 91.794 88 75.5 74.285 Recycled Products Group 104.6 98.221 81.7 81 82.041 Packaging Products Group 58.4 71.253 64.7 67.4 62.565 Raw Material Update

Far East PX Cost 2002 - September 2003 1Q02 2Q02 3Q02 4Q02 1/1/2003 2/1/2003 3/1/2003 4/1/2003 5/1/2003 6/1/2003 7/1/2003 Aug-03E Sep-03E PX Contract Cost 18.6 20.2 20.1 20.4 21.1 26.3 36.3 23.8 23.8 23.8 25.8 26.8 26.8 Source: PCI Note: Prices are on a CFR basis. Cents / Pound

Far East MEG Cost 2002 - September 2003 1Q02 2Q02 3Q02 4Q02 1/1/2003 2/1/2003 3/1/2003 4/1/2003 5/1/2003 6/1/2003 7/1/2003 Aug-03E Sep-03E MEG Contract Cost 16.2 20.9 22.4 23.7 23.6 27.7 32.7 35.4 29.9 24.9 28.8 30.8 32.7 Source: PCI Note: Taiwan prices are on a contract delivered basis. Cents / Pound

1Q98 2Q98 3Q98 4Q98 1Q99 Fibers Group 100.1 91.794 88 75.5 74.285 Recycled Products Group 104.6 98.221 81.7 81 82.041 Packaging Products Group 58.4 71.253 64.7 67.4 62.565 Fibers Update

Wellman Fiber Shipments 1997 1998 1999 2000 2001 1Q01* 2Q01* 3Q01* 4Q01* 1Q02* 2Q02* 3Q02* 4Q02* 1Q03* 2Q03* Wellman Domestic 780.8 754.8 721.7 693.8 616.5 689.2 613.2 611.2 552.4 637.2 710.3 659 616.4 563.4 562.4 Wellman Europe 169.4 179.7 191.1 190.2 187.3 200 193.2 170.4 186 181.6 176.9 175.4 179.4 184.5 178 MM Lbs *Annualized Restated for Discontinued Operations

U.S. Polyester Staple Consumption 1997 1998 1999 2000 2001 2002 1st Half 02* 1st Half 03* Domestic Industry Shipments 2262 2123 2169 2189 1881 1823 1792 1653 Imports 555 662 689 620 636 763 757 827 MM Lbs. Source: FEB, U.S. Dept of Commerce and Wellman *Annualized Percentage is imports as a percent of U.S. Polyester Staple Consumption 20% 24% 24% 22% 25% 30% 33% 30%

U.S. Textile and Apparel Imports 1996 1997 1998 1999 2000 2001 2002 Jan 02 - May 02* Jan 03 - May 03* All Others 17419 20800 24001 26580 30646 30598 33322 31186 33106 China 1644 2095 1943 2035 2218 2211 4963 3434 6912 Million Square Meter Equivalents Source: US Commerce Department *Annualized Note: Textile imports from China began growing significantly in 2002 as a result of the elimination of quotas on certain product categories. 19,063 22,895 25,944 28,615 32,864 32,809 38,285 34,620 40,018

1Q98 2Q98 3Q98 4Q98 1Q99 Fibers Group 100.1 91.794 88 75.5 74.285 Recycled Products Group 104.6 98.221 81.7 81 82.041 Packaging Products Group 58.4 71.253 64.7 67.4 62.565 PET Resins Update

Wellman PET Resin Sales 1997 1998 1999 2000 2001 1Q01* 2Q01* 3Q01* 4Q01* 1Q02* 2Q02* 3Q02* 4Q02* 1Q03* 2Q03* Wellman Domestic 422.6 448.4 739.4 889.4 946.9 962.4 948.8 971.6 904 1040 1096.8 1086.4 1077.1 1268 1146.8 Wellman Europe 154.9 112.1 118.7 126.5 152.7 150 153.6 156.8 150 143.4 142.4 112.8 122.2 138 127.2 MM Lbs *Annualized

NAFTA PET Resin Consumption 2000 - 2005 1998 1999 2000 2001 2002 2003E 2004E 2005E 2006E Consumption 4505 4914 5271 5805 6274 6741 7307 7823 8178 MM Lbs. 8% CAGR (2000-2005) 7% 10% 8% 7% 8% Source: CCI 7%

Source: CCI

Source: CCI